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                                                                   EXHIBIT 10.89


                                 AMENDMENT NO. 1

                                       TO

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


     This Amendment No. 1 (this "Amendment") is made and entered into as of March 9, 2001, by and between American Airlines, Inc., a Delaware corporation ("AA"), and Trans World Airlines, Inc., a Delaware corporation and debtor-in-possession under Chapter 11 Case No. 01-56 (PJW), jointly administrated, in the United States Bankruptcy Court for the District of Delaware ("TWA").

                                    RECITALS

     WHEREAS, AA and TWA are parties to that certain Amended and Restated Asset Purchase Agreement, dated as of February 28, 2001 (the "Agreement");

     WHEREAS, Section 13.7 of the Agreement provides that the Agreement may be amended or supplemented at any time as may mutually be determined by AA and TWA to be necessary, desirable or expedient to further the purposes of the Agreement or to clarify the intention of the parties thereto; and

     WHEREAS, each of AA and TWA has determined that it is desirable to amend the Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AA and TWA hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used, but not defined, in this Amendment shall have the meanings given to such terms in the Agreement.

     2. SECURITY DEPOSITS. The following words shall be inserted at the end of item 2 on Schedule 2.2:

          and all security deposits relating to Aircraft Leases in existence on the Closing Date

     3. PURCHASE PRICE.

     (a) Section 4.1 of the Agreement shall be replaced in its entirety with the following:

          In consideration of the conveyance to Purchaser of each Seller's right, title and interest in and to the Transferred Assets and the other rights granted to Purchaser pursuant hereto, and subject to the conditions and in accordance with



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     terms hereof, at Closing, Purchaser shall (i) assume the Assumed
     Liabilities and (ii) pay TWA an aggregate of $500,000,000 in cash, subject to adjustments as provided in Section 4.3 and Section 4.4 and including any post-Closing payments made pursuant to Section 4.9 (clauses (i) and (ii), together in the aggregate, are referred to as the "Purchase Price"), any offsets to the Purchase Price pursuant to Section 4.7 and any holdbacks of the Purchase Price pursuant to Section 4.8.

     (b) The following section shall be added as Section 4.9 of the Agreement:

          4.9 Post-Closing Payments. On the effective date of the confirmation of a Chapter 11 plan for Sellers' estate, Purchaser shall pay to TWA (i) up to $125,000,000 to the extent necessary to pay any claims against Sellers' estate secured by Liens and claims entitled to priority under section 507 of the Bankruptcy Code, (ii) the amount equal to any rebate or credit received by Purchaser from lessors of Leased Aircraft relating to the period of March 12, 2001 to the Closing Date and in respect of the differential in amount of lease payments between (A) the amount of such lease payments in effect on March 12, 2001 and (B) the amount of such lease payments reflected in any amended Aircraft Lease negotiated by Purchaser to be effective on the Closing Date, (iii) a pro rata amount for all unused pre-paid lease payments for Leased Aircraft calculated on a per diem basis from the Closing Date to the end of the applicable pre-payment period and
     (iv) up to $10,000,000 to the extent Sellers are required to pay any cure amounts to parties who have agreed with Purchaser to waive such cure amounts notwithstanding such agreement.

     4. 717 DEBT. The following shall be added as item 7 to Schedule 3.1(c):

          7. That certain indebtedness in the aggregate principal amount not to exceed $103,484,157 relating to the following 717 aircraft owned by
     Sellers: N412TW, N413TW, N415TW and N2414E

     5. SECTION 5.4(q). The following words shall be inserted at the end of
Section 5.4(q):

          ; provided, however, that any liabilities and obligations arising directly out of the proceedings set forth on Schedule 2.1(v) shall be excluded from the provisions of this Section 5.4(q)

     6. EXHIBIT A. The definition of "Designated Contracts" in Exhibit A shall be amended by inserting the words "solely" after the words "in either case" in clause (A)(ii) of such definition.

     7. ENTIRE AGREEMENT. This Amendment and the Agreement, together with the exhibits and schedules thereto, shall constitute the entire understanding and agreement between AA and TWA with regard to the subjects hereof and thereof.

     8. NO OTHER MODIFICATION. Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                                       AMERICAN AIRLINES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       TRANS WORLD AIRLINES, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

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